Exhibit 10.56(a)

AMENDMENT TO

LOAN AND SECURITY AGREEMENT

THIS AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is made effective as of the 6th day of September, 2011, by and between VALVEXCHANGE, INC., a Delaware corporation (the “Borrower”) and CRYOLIFE, INC., a Florida corporation (together with its successors and assigns, the “Lender”).

R E C I T A L S:

The Borrower and the Lender have entered into that certain Loan and Security Agreement dated as of July 6, 2011 (the “Loan Agreement”). Capitalized terms used in this Amendment which are not otherwise defined in this Amendment shall have the respective meanings assigned to them in the Loan Agreement.

The Borrower and the Lender wish to amend the Loan Agreement in certain respects.

NOW, THEREFORE, in consideration of the Recitals and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Lender, intending to be legally bound hereby, agree as follows:

SECTION 1. Recitals. The Recitals are incorporated herein by reference and shall be deemed to be a part of this Amendment.

SECTION 2. Amendment. The Loan Agreement is hereby amended as set forth in this Section 2:

(a) Subsection (b) of Section 6.13 of the Loan Agreement, is hereby deleted in its entirety.

(b) Subsection (a)(v) of Section 4.1 of the Loan Agreement is hereby amended to read as follows:

“(v) (A) A deposit account control agreement fully executed by and among Lender, Borrower and KeyBank National Association or such other bank or other financial institution at which any deposit accounts, securities accounts or commodities accounts are held and (B) a legal opinion opining to such matters as Lender may request in respect of such control agreements, including but not limited to the corporate authority for and enforceability of such control agreements and the creation and perfection of Lender’s security interest in the accounts set forth in.”

SECTION 3. Conditions to Effectiveness. The effectiveness of this Amendment and the obligations of the Lender hereunder are subject to the following conditions, unless the Lender waives such conditions:

(a) receipt by the Lender from each of the parties hereto of a duly executed original counterpart of this Amendment signed by such party; and

(b) the fact that the representations and warranties of the Borrower contained in Article V of the Loan Agreement and Section 5 of this Amendment shall be true on and as of the date hereof.

SECTION 4. No Other Amendment. Except for the amendments set forth above, the text of the Loan Agreement shall remain unchanged and in full force and effect. This Amendment is not intended to effect, nor shall it be construed as, a novation. The Loan Agreement and this Amendment shall be construed together as a single agreement. Nothing herein contained shall waive, annul, vary or affect any provision, condition, covenant or agreement contained in the Loan Agreement, except as herein amended, nor affect or impair any rights, powers or remedies under the Loan Agreement as hereby amended. The Lender does hereby reserve all of its rights and remedies against all parties who may be or may hereafter become secondarily liable for the repayment of the Note. The Borrower promises and agrees to perform all of the requirements, conditions, agreements and obligations under the terms of the Loan Agreement, as hereby amended, the Loan Agreement being hereby ratified and affirmed. The Borrower hereby expressly agrees that the Loan Agreement, as amended, is in full force and effect.

SECTION 5. Representations and Warranties. The Borrower hereby represents and warrants to the Lender as follows:

(a) No Default or Event of Default, nor any act, event, condition or circumstance which with the passage of time or the giving of notice, or both, would constitute an Event of Default, under the Loan Agreement or any other Loan Document has occurred and is continuing unwaived by the Lender on the date hereof.

(b) The Borrower has the power and authority to enter into this Amendment and to do all acts and things as are required or contemplated hereunder to be done, observed and performed by it.

(c) This Amendment has been duly authorized, validly executed and delivered by one or more authorized officers of the Borrower and constitutes the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with its terms, provided that such enforceability is subject to general principles of equity.

(d) The execution and delivery of this Amendment and the Borrower’s performance hereunder do not and will not require the consent or approval of any regulatory authority or governmental authority or agency having jurisdiction over the Borrower, nor be in contravention of or in conflict with the certificate of incorporation or bylaws of the Borrower, or the provision of any statute, or any judgment, order, indenture, instrument, agreement or undertaking, to which the Borrower is party or by which the Borrower’s assets or properties are or may become bound.

SECTION 6. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement.

SECTION 7. Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of Georgia. This Amendment is intended to be effective as an instrument executed under seal.

SECTION 8. Essence of Time. Time is of the essence of this Amendment.

SECTION 9. Fees and Expenses. Borrower hereby agrees that all fees and expenses (including, but not limited to, reasonable legal fees of the Lender’s counsel) incurred in connection with the preparation and execution of this Amendment shall be borne by the Borrower.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed and delivered, or have caused their respective duly authorized officers or representatives to execute and deliver, this Amendment as of the day and year first above written.

BORROWER:

VALVEXCHANGE, INC.

By:	/s/ Larry O. Blankenship
Name:	Larry O. Blankenship
Title:	CEO

[CORPORATE SEAL]

LENDER:

CRYOLIFE, INC.

By:	/s/ D. A. Lee
Name:	D. A. Lee
Title:	EVP, COO and CFO